UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2026 Date of Report (Date of earliest event reported)

Exzeo Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	001-42937	85-2578837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Century Park Drive
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

813 776-1000 (Registrant's telephone number including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On May 26, 2026, Exzeo Group, Inc. ("Exzeo") issued a press release announcing that its Board of Directors has authorized a new program and adopted a corresponding plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase up to $12 million of the Company’s common shares, subject to market conditions. The authorization and plan are effective immediately.

The repurchase program authorizes the Company to repurchase shares for cash periodically in open market purchases, block transactions, privately negotiated transactions, or by other means through the use of a trading program intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Act”) and in accordance with applicable securities laws and other restrictions, including Rule 10b-18 under the Act. The Company’s Board of Directors has adopted a Rule 10b5-1 repurchase plan under which share repurchases, if any, will be effected. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under the Company’s Rule 10b5-1 trading plan, the Company’s third-party broker will have authority to purchase the Company's common shares in accordance with the terms of the plan, subject to SEC regulations regarding certain price, market, volume, and timing constraints.

The Company cannot predict the number of shares that will be purchased, if any, as the purchase of shares will depend on a number of factors, including constraints specified in the Rule 10b5-1 trading plan, price and general business and market conditions. Information regarding share repurchases will be available in the Company’s future periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Act. The share repurchase program does not obligate the Company to acquire a specific number of shares of common stock and may be canceled or suspended at any time without notice.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements, and these forward-looking statements may include, without limitation, statements regarding the timing and amount of repurchases under the above-described repurchase program and the Rule 10b5-1 plan adopted thereunder. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, the risk that changes in the trading price of our securities may impact share repurchases; our available cash and liquidity; legal, regulatory, or legislative developments including changes in applicable securities laws or regulations; and the timing, pricing and execution of any repurchases. These and other risks are discussed under the captions entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026, with the U.S. Securities and Exchange Commission (“SEC”) and in our other reports and filings made with the SEC from time to time. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

A copy of the press release is furnished as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release Dated May 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exzeo Group, Inc.

Date:	May 26, 2026	By:	/s/ Brook A. Baker
Brook A. Baker Secretary and General Counsel